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                                                                     Exhibit 5.4




                               September 10, 2001


Airgas, Inc.
259 North Radnor-Chester Road
Suite 100
Radnor, PA 19087-5283

Re:  Airgas, Inc. 9.125% Senior Subordinated Notes Due 2011

Ladies and Gentlemen:

We have acted as special Texas counsel to Airgas Speciality Gases, Inc., a Texas corporation (the "Texas Guarantor"), solely for the purpose of rendering this opinion in connection with the proposed issuance by Airgas, Inc. (the "Company") of its 9.125% Senior Subordinated Notes Due 2011 (the "Notes") pursuant to the Indenture dated as of July 30, 2001 (the "Indenture") among the Company, the subsidiary guarantors listed on Schedule I to the Indenture and The Bank of New York, as trustee.

In our capacity as such counsel, we have been provided with copies identified as being true copies of, and have examined, only the following:

     1. The Unanimous Written Consent of the Board of Directors of the Texas Guarantor dated July 27, 2001 (the "Board Consent").

     2. The Articles of Incorporation of the Texas Guarantor filed with the Secretary of State of the State of Texas on January 27, 1986, a Certificate of Amendment filed in the Office of the Secretary of State of the State of Texas on July 31, 1989 and a Certificate of Amendment filed in the Office of the Secretary of State of the State of Texas on October 7, 1996 (collectively, the "Articles of Incorporation").

     3. The Bylaws of the Texas Guarantor adopted on February 18, 1986 (the "Bylaws").

     4. The signature page of the Indenture showing execution by the Texas Guarantor as a subsidiary guarantor listed on Schedule I to the Indenture.

In addition, we have examined and relied upon a Certificate of Existence of the Texas Guarantor dated September 4, 2001 issued by the Secretary of State of the State of Texas and a Certificate of Account Status dated September 4, 2001 issued by the
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Airgas, Inc.
September 10, 2001
Page 2
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Comptroller of Public Accounts of the State of Texas as to the
good standing of the Texas Guarantor.

In reaching the opinions set forth below, with your permission, we have assumed without independent investigation and without opinion thereon that the following facts and conclusions are true and correct:

     a. The person executing the Indenture on behalf of the Texas Guarantor has legal mental capacity, is the Vice President of the Texas Guarantor and the signature is genuine.

     b. The person executing the Board Consent is the sole director of the Texas Guarantor, has legal capacity and the signature is genuine.

     c. The copies examined by us of the Board Consent, Articles of Incorporation and Bylaws are true and complete copies of the originals thereof, are in full force and effect, and have not been further amended, modified or rescinded.

We are members of the Bar of the State of Texas and we do not purport to be experts on, or to express any opinion as to laws of any jurisdiction other than the State of Texas.

Based upon the forgoing and subject to the limitations, qualifications and assumptions set forth herein we are of the opinion that:

     1. The Texas Guarantor has duly authorized by all necessary corporate action, executed and delivered the Indenture.

     2. The Texas Guarantor has duly authorized by all necessary corporate action the execution and delivery of the subsidiary guaranty to be endorsed on the Notes.

Except as expressly stated herein, no opinions are offered or implied as to any matter, and no inference may be drawn beyond the strict scope of this opinion as expressed herein. We express no opinion as to the possibility or effect of any change of law or fact, and have no obligation to amend this opinion or to notify you or any other party if a change of law or fact occurs or if we become aware of facts not known to us at the time these opinions are rendered. The opinions contained herein are legal opinions only and do not constitute a guaranty or warranty of the matters stated.
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Airgas, Inc.
September 10, 2001
Page 3
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This opinion is being furnished to you solely for your benefit and only with respect to the transactions contemplated by the Indenture. Accordingly, it may not be used or relied upon by or quoted to any other person or entity without our prior written consent.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the registration statement on Form S-4 under the Securities Act of 1933 in connection with the issuance of the Notes pursuant to the Indenture.

Very truly yours,

/s/ Strasburger & Price, L.L.P.